Exhibit
 Number                                                      Exhibit
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   (e)(2)   Dealer Agreement.
                                                             Exhibit    (e)(2)

                      RANSON CAPITAL CORPORATION
                           DEALER AGREEMENT


Gentlemen:

      As dealer for our own account, we offer to sell to you shares of open-end investment companies (the "Funds") for which we are the investment adviser and the principal underwriter as defined in the Investment Company Act of 1940, as amended, and from which we have the right to purchase shares.

      1. In all sales of shares of the Fund to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund or for us.

      2. Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions at net asset value in accordance with the current Fund Prospectus. The minimum dollar purchase of shares of the Fund by any person shall be the applicable minimum amount described in the then current Fund Prospectus, and no order for less than such amount will be accepted hereunder. The public offering price shall be the net asset value per share plus a sales charge, expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then current Fund Prospectus. The procedures relating to the handling of orders and payment therefor shall be subject to additional instructions which we shall forward from time to time to you.
All orders are subject to acceptance or rejection by us in our sole discretion.

      3. As of the date of the Agreement, the sales charge applicable to any sale of Fund shares by you and the dealer concession applicable to any offer from you for the purchase of Fund shares accepted by us shall be the percentage of the applicable public offering price set forth in the then current Fund Prospectus. The discounts or other concessions to which you may be entitled in connection with sales to your customers pursuant to any special features of a Fund (such as cumulative discounts, letter of intent, etc. the terms of which shall be as described in the applicable Fund Prospectus and related forms) shall be in accordance with the terms of such features.
With respect to certain Funds for which such fees are available as provided in the applicable Fund Prospectus, you will receive a fee at the rate specified in such Fund Prospectus in consideration of providing administrative and shareholder services.

      4.  You agree to purchase shares only from us or from your customers.
If you purchase shares from us, you agree that all such purchases shall be made only: (a) to cover orders already received by you from your customers or
(b) for your own bona fide investment. If you purchase shares from your customers, you agree to pay such customers not less than the applicable repurchase price as established by the current Fund Prospectus. We, in turn, agree that we will not purchase any securities from the fund except for the purpose of covering purchase orders which we have already received or for bona fide investment.

      5. You shall sell shares only: (a) to customers at the applicable public offering price, and (b) to us as agent for the Fund at the repurchase price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay your customer not less than the price which you receive from us. If you act as agent for your customer in selling shares to us, you agree not to charge your customer more than a fair commission for handling the transaction.

      6. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

      7. We will not accept from you any conditional orders for shares, except at a definite specified price.

      8. If any shares sold to you under the terms of the Agreement are repurchased by the Fund or by us as agent for the Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any dealer concession received by you on such shares. We will notify you of any such repurchase or redemption within ten business days from the date on which the repurchase or redemption order in proper form is delivered to us or to the Fund, and you shall forthwith refund to us the full concession allowed to you on such a sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund our share of the concession allowed to us and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to the Fund.

      9. Payment for Fund shares by you shall be made on or before the settlement date specified in our confirmation, at the office of the Fund's transfer agent, ND Resources, Inc., PO Box 759, Minot, ND 58702-0759, and by check payable to the order of the Fund, which reserves the right to delay issuance or transfer of shares until such check has cleared. If such a payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the shares ordered back to the Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

      10. Certificates for shares sold to you shall be issued only if specifically requested. If no Open Account registration of transfer instructions are received by the Fund's transfer agent within 20 days after payment by you for shares sold to you, an Open Account for such shares will be established in your name. You agree to hold harmless and indemnify us, the transfer agent, and the Fund for any loss or expenses resulting from such Open Account registration of such shares.

      11. No person is authorized to make any representations concerning shares of the Fund except those contained in then the current Fund Prospectus and in sales literature issued by us supplemental to such Prospectus. In purchasing shares from us, you shall rely solely on the representations contained in such Prospectus and in such sales literature. We will furnish additional copies of the current Prospectus and such sales literature and other releases and information issued by us in reasonable quantities upon request.

      12. The Fund reserves the right in its discretion and we reserve the right in our discretion, upon notice, to suspend sales or withdraw the offering of shares entirely, to change the concession or any other amounts payable hereunder. We reserve the right, upon notice, to amend, modify, change or cancel this Agreement.

      13. This Agreement shall replace any prior agreement with respect to this Fund between us and is conditioned upon your representation and warranty that you are a member of the National Association of Security Dealers, Inc. You and we agree to abide by the Rules and Regulations of the National Association of Securities Dealer, Inc. including Rule 26 of its Rules of Fair Practice and all applicable state and Federal laws, rules and regulations. You will only offer shares of the Fund for sale in states in which they may be lawfully offered for sale. References herein to a "Fund Prospectus" shall mean the prospectus and statement of additional information of a Fund as from time to time in effect. Any changes, modifications, or additions reflected in any such Fund Prospectus shall be effective on the date of such Fund Prospectus (or supplement thereto) unless specified otherwise.

      14. All communications to us should be sent to the above address.
Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Kansas.


RANSON CAPITAL CORPORATION


By:  /s/Richard Olson


Accepted:



__________________________________________
             (Dealer's Name)


__________________________________________
             (Street Address)


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      (City)         (State)         (Zip)


By:  ______________________________________
           (Authorized Signature of Dealer)


__________________________________________
      (Name and Title of Authorized Person)